EXHIBIT 5.1

November 3, 2021

Barrett Business Services, Inc.

8100 NE Parkway Drive, Suite 200

Vancouver, Washington 98662

Ladies and Gentlemen:

We have acted as counsel to Barrett Business Services, Inc., a Maryland corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, on a delayed basis, in one of more offerings of securities with an aggregate offering price of up to $200,000,000. The Company has provided us with a prospectus (the “Base Prospectus”), which forms part of the Registration Statement. The Base Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the following securities (collectively, the “Securities”):

■	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);
■	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);
■	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture, to be dated on or about the date of the first issuance of Debt Securities

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thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 to the Registration Statement;
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warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K with the Commission (each, a “Warrant Agreement”); and

■

units composed of two or more of the securities listed above (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K with the Commission (each, a “Unit Agreement”). The Units may be exchangeable for or settled into the Securities comprising the Units.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including (i) the Company’s Amended and Restated Charter, as amended through May 31, 2018 (the “Charter”), (ii) the bylaws of the Company, as amended through May 27, 2020 (the “Bylaws”), and (iii) the Registration Statement and the exhibits thereto to be filed with the Commission.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. For

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the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A.the issuance, sale, number, or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Charter, the Bylaws and applicable Maryland law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B.prior to the issuance of shares of one or more series of Preferred Stock, appropriate Articles Supplementary relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Maryland;

C.any series of the Debt Securities will be issued under an indenture relating to such Debt Securities (the “Indenture”) that shall be entered into, in each case, between the Company and a trustee (the “Trustee”), a form of which has been attached as Exhibit 4.3 to the Registration Statement, as such Indenture may further be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”);

D.to the extent that the obligations of the Company under the Indenture may depend upon such matters, (i) the Trustee will be (A) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) duly qualified to engage in the activities contemplated by the Indenture; (ii) a Form T-1 will be filed with the Commission with respect to the Trustee executing any Indenture or any Supplemental Indenture; (iii) the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

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E.the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

F.a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Securities Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

G.all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

H.a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock

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against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.With respect to the Warrants, when both (a) upon due authorization by Corporate Action of the issuance and terms of the Warrants and related matters, and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable Definitive Agreement that has been duly authorized, executed and delivered by the Company and the Warrant Agent and the certificates for the Warrants have been duly executed and delivered by the Company and the Warrant Agent in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.When the particular series of Debt Securities has been duly established in accordance with the terms of the Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the Indenture, the Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

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5.With respect to the Units, when both (a) upon due authorization by Corporate Action of the issuance and terms of the Units and related matters, and (b) the Units have been duly executed and delivered against payment therefor, pursuant to the applicable Definitive Agreement that has been duly authorized, executed and delivered by the Company and the Unit Agent and the certificates for the Units have been duly executed and delivered by the Company and the Unit Agent in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above in paragraphs 3, 4 and 5 may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Warrants, Debt Securities or Units in denominations other than United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the State of New York and the Maryland General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus which

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forms part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ MILLER NASH LLP